UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 3, 2022

Poseida Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39376	47-2846548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9390 Towne Centre Drive, Suite 200
San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 779-3100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PSTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 3, 2022, Poseida Therapeutics, Inc. (“we” or the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Piper Sandler & Co. and William Blair & Company, L.L.C., as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell an aggregate of 20,000,000 shares of its common stock, par value $0.0001 per share (the “Shares”) in an underwritten public offering (the “Offering”). The Offering is made pursuant to a Registration Statement on Form S-3 (File No. 333-258804) and a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission (the “SEC”). The offering price to the public is $3.50 per Share. In addition, the Company granted the Underwriters an option, exercisable for a period of 30 days, to purchase up to an additional 3,000,000 shares of its common stock (the “Option”). The Company estimates that the gross proceeds from the Offering will be approximately $70.0 million, before deducting underwriting discounts and commissions and estimated offering expenses, and assuming no exercise of the Option by the Underwriters. The Offering is scheduled to close on or about August 8, 2022, subject to customary closing conditions.

The Purchase Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

A copy of the Purchase Agreement is filed hereto as Exhibit 1.1. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the securities in the Offering is filed hereto as Exhibit 5.1.

On August 3, 2022, we issued a press release announcing that we had commenced the Offering. On August 4, 2022, we issued a press release announcing that we had priced the Offering. Copies of these press releases are filed hereto as Exhibits 99.1 and 99.2 hereto, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

1.1	Purchase Agreement, dated August 3, 2022, by and among Poseida Therapeutics, Inc., Piper Sandler & Co. and William Blair & Company, L.L.C, as representatives of the several underwriters named therein.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release of Poseida Therapeutics, Inc., dated August 3, 2022.

99.2	Press Release of Poseida Therapeutics, Inc., dated August 4, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the timing, terms and completion of the proposed public offering. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with the satisfaction of customary closing conditions related to the offering and the other risks described in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this report speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poseida Therapeutics, Inc.

Date: August 4, 2022	By:	/s/ Harry J. Leonhardt
Harry J. Leonhardt General Counsel and Chief Compliance Officer